As   filed  with the  Securities  and  Exchange Commission  on March  25,  2008
                                                       Registration No. 33-62010

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                             OHIO VALLEY BANC CORP.
             (Exact name of registrant as specified in its charter)

     Ohio                            6022                        31-1359191
(State or other          (Primary Standard Industrial        (I.R.S. Employer
 jurisdiction of          Classification Code Number)        Identification No.)
 incorporation or
 organization)
                                420 Third Avenue
                              Gallipolis, OH 45631
                                 (740) 446-2631

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                             With a copy to:

    Jeffrey E. Smith                         Cynthia A. Shafer
    Ohio Valley Banc Corp.                   Vorys, Sater, Seymour and Pease LLP
    420 Third Avenue                         Suite 2000, Atrium Two
    Gallipolis, OH 45631                     221 E. Fourth Street
    (740) 446-2631                           Cincinnati, OH 45202
                                             (513) 723-4009

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

     Approximate  date of  commencement  of proposed  sale to the  public:  This
post-effective   amendment  deregisters  those  securities  that  remain  unsold hereunder as of the effective date hereof.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a registration statement pursuant General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

       Large accelerated filer |_|            Accelerated filer |X|

       Non-accelerated filer |_|              Smaller reporting company |_|

       (Do not check if a smaller reporting company)

                          DEREGISTRATION OF SECURITIES

     In accordance with the undertaking of Ohio Valley Banc Corp. set forth in its Registration Statement on Form S-3 (Reg. No. 33-62010) filed on May 4, 1993, and as amended by a post-effective amendment filed on August 4, 1997 (the "Registration Statement"), Ohio Valley Banc Corp. is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all unsold common shares, without par value, previously registered under the Securities Act of 1933 pursuant to the Registration Statement. The Registration Statement registered common shares of Ohio Valley Banc Corp. for purchase by participants in the Ohio Valley Banc Corp. Dividend Reinvestment and Employee Stock Purchase Plan (the "Plan"), either from authorized but unissued common shares of Ohio Valley Banc Corp. or from shares purchased by an agent of Ohio Valley Banc Corp. on the open market. After adjustment for stock dividends in the nature of stock splits, 1,627,522 shares were registered. Of those registered shares, 1,079,228 shares (as adjusted for stock dividends in the nature of stock splits) were purchased by participants in the Plan. Ohio Valley Banc Corp. hereby deregisters the remaining shares registered but not yet sold pursuant to the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gallipolis, State of Ohio, on March 25, 2008.

                                OHIO VALLEY BANC CORP.

                                By: /s/ Jeffrey E. Smith
                                    --------------------
                                    Jeffrey E. Smith, President, Chief Executive
                                      Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----

/s/ Jeffrey E. Smith         President, Chief Executive           March 25, 2008
--------------------         Officer (Principal Executive
Jeffrey E. Smith             Officer), and Director

/s/ Scott W. Shockey         Vice President and Chief             March 25, 2008
---------------------        Financial Officer (Principal
Scott W. Shockey             Financial Officer and Principal
                             Accounting Officer)

/s/ Anna P. Barnitz *
-------------------
Anna P. Barnitz              Director                             March 25, 2008

/s/ Steven B. Chapman *
---------------------
Steven B. Chapman            Director                             March 25, 2008

/s/ Robert E. Daniel *
--------------------
Robert E. Daniel             Director                             March 25, 2008

/s/ Robert H. Eastman *
---------------------
Robert H. Eastman            Director                             March 25, 2008

/s/ Harold A. Howe *
------------------
Harold A. Howe               Director                             March 25, 2008

/s/ Brent A. Saunders *
---------------------
Brent A. Saunders            Director                             March 25, 2008

/s/ David W. Thomas *
---------------------
David W. Thomas              Director                             March 25, 2008

/s/ Roger D. Williams *
---------------------
Roger D. Williams            Director                             March 25, 2008

/s/ Lannes C. Williamson *
------------------------
Lannes C. Williamson         Director                             March 25, 2008

/s/ Thomas E. Wiseman *
---------------------
Thomas E. Wiseman            Director                             March 25, 2008


*  /s/ Jeffrey E. Smith
   --------------------
   Jeffrey E. Smith
   as attorney-in-fact

                                INDEX TO EXHIBITS
Exhibit
  No.             Description                                    Location
-------           -----------                                    --------
  24              Powers of Attorney                             Filed herewith